Exhibit No. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-60935) and Form S-8 (Nos. 333-43363 and 333-77109) of The Peoples BancTrust Company, Inc. of our report dated February 27, 2004 relating to the 2003 and 2002 financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

August 26, 2005